                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the inclusion in this Amendment No. 6 to the Registration Statement of Vornado Operating Company on Form S-11 (File No. 333-40701) of our report dated September 24, 1998 on the balance sheet of Vornado Operating Company as of September 15, 1998 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey

September 24, 1998